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                                                                   Exhibit 10.10

                         AGREEMENT FOR PURCHASE AND SALE

        THIS AGREEMENT FOR PURCHASE AND SALE is made and entered into as of the 11th day of November, 2003, by and between DUKE CONSTRUCTION LIMITED PARTNERSHIP, an Indiana limited partnership ("SELLER"), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("BUYER").

                         W I T N E S S E T H  T H A T :

        WHEREAS, Buyer wishes to purchase, and Seller wishes to sell, the Project (as hereinafter defined), but only upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of Ten Dollars ($10.00), the Earnest Money, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

        SECTION 1.  DEFINITIONS AND EXHIBITS.

        1.1 DEFINITIONS. For purposes of this Agreement, each of the following terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

                ADDITIONAL RENT EXPENDITURES. As defined in SECTION 4.2.7.

                AGREEMENT. This Agreement for Purchase and Sale.

                ASSIGNMENT. An Assignment and Assumption Agreement substantially in the form attached hereto as EXHIBIT I.

                BILL OF SALE. The Bill of Sale to be executed by Seller substantially in the form attached as EXHIBIT C.

                BROKER. The broker described in SECTION 15 hereof.

                BUILDING. Collectively, the buildings containing approximately 153,803 rentable square feet and located on the Land.

                CLOSING. The closing and consummation of the purchase and sale of the Property pursuant hereto.

                CLOSING DATE. The later of (a) December 3, 2003, (b) thirteen
        (13) days after the Title and Survey Delivery Date and (c) ten (10) days after Buyer's delivery to Seller of the Minimum Tenant Estoppels; provided, however, the Closing shall occur, if at all, no later than December 15, 2003.

                CLOSING STATEMENT. As defined in SECTION 10.2.6.

                COMMISSION AGREEMENT. Each agreement for leasing commissions for the Leases (i) as set forth on EXHIBIT J as commission agreements, or
        (ii) executed or amended by Seller after the Contract Date in compliance with the provisions of SECTION 8 of this Agreement.

                CONFIDENTIALITY AGREEMENT. That certain Confidentiality Agreement dated September 17, 2003 executed by Buyer in favor of Seller concerning the Property.

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                CONTRACT DATE. The date upon which this Agreement shall be deemed effective, which shall be the date first above written.

                DEED. The Limited Warranty Deed to be executed by Seller substantially in the form attached hereto as EXHIBIT F.

                DELINQUENT RENTS. As defined in SECTION 4.2.1 (iii).

                EARNEST MONEY. TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) together with any interest earned thereon.

                EARNEST MONEY ESCROW AGENT. Chicago Title Insurance Company is acting as Earnest Money Escrow Agent pursuant to the terms and conditions of the Escrow Agreement and SECTION 3 hereof.

                ESCROW AGREEMENT. That certain Earnest Money Escrow Agreement of even date herewith among Seller, Buyer and Escrow Agent referred to in
        SECTION 3 hereof substantially in the form attached hereto as EXHIBIT B and by this reference made a part hereof.

                GUARANTOR OR GUARANTORS. Each guarantor of any of a Tenant's duties and obligations under such Tenant's Lease (collectively, the "Guarantors").

                GUARANTY OR GUARANTIES. Each guaranty presently in effect of all or any of a Tenant's duties and obligations under a Lease (collectively, the "Guaranties").

                IMPROVEMENTS. The Building and any other buildings, structures and improvements located upon the Land, including Seller's interest in all systems, facilities, fixtures, machinery, equipment and conduits to provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer and water thereto (including all replacements or additions thereto between the date hereof and the Closing Date).

                INSPECTION DATE. November 26, 2003.

                LAND. All that tract or parcel of land containing approximately 26 acres described in EXHIBIT A attached hereto and by this reference made a part hereof and all privileges, rights, easements, hereditaments and appurtenances thereto belonging, and all right, title and interest of Seller in and to any streets, alleys, passages and other rights of way included therein or adjacent thereto (before or after the vacation thereof).

                LEASE; LEASES. Each lease of space within the Improvements and any amendments thereto (a) in force and effect as of Contract Date, and/or (b) executed by Seller after the Contract Date in compliance with the provisions of SECTION 8 of this Agreement.

                LETTER OF INTENT. That certain letter from Seller to Buyer dated October 23, 2003.

                MINIMUM TENANT ESTOPPELS. As defined in Section 9.1(c).

                PERMITTED TITLE EXCEPTIONS. (i) The lien of unpaid taxes not yet due and payable; (ii) those matters disclosed on the Title Commitment or Survey to which Buyer does not object, or to which objection Buyer waives, pursuant to SECTION 5 of this Agreement; and (iv) the rights of Tenants, as tenants only.

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                PERSONAL PROPERTY. Seller's interest in tangible personal
        property located on the Property and used in connection with operation and maintenance of the Improvements including, but not limited to the following: None

                PROJECT. The Property and the Vacant Site.

                PROPERTY. All of Seller's right, title and interest in, to and under the following property: (i) the Land; (ii) the Improvements; and
        (iii) all rights of way or use, trade names and marks (including the name Stony Creek Marketplace, and excluding any right to the name "Duke" or "Weeks"), tenements, hereditaments, appurtenances and easements now or hereafter belonging or pertaining to any of the foregoing, except those, if any, hereinafter reserved to Seller; and (iv) the Leases.

                PURCHASE PRICE. The Purchase Price for the Property shall be TWENTY FIVE MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($25,750,000.00).

                RENT ROLL. The rent roll attached hereto as EXHIBIT D or any updated version thereof.

                RENT. The total amount of base or fixed rent, overage rent (including, without limitation, percentage rents, consumer price index escalation payments and other similar rental payments in excess of fixed, minimum and base rents under the Leases, whether finally determined before or after the expiration of the fiscal years under various Leases), estimated payments of taxes and operating expenses and other amounts under the Leases.

                SECURITY DEPOSITS. Any and all security deposits pursuant to the Leases and as shown on the Rent Roll.

                SELLER DELIVERIES. Seller's existing plans and specifications for the Building, if any, any environmental reports prepared by third parties and in Seller's possession and Seller's existing survey of the Property.

                SERVICE CONTRACTS. All of the service or management contracts, equipment, labor or material contracts, maintenance or repair contracts or other agreements that are in force and effect and affect the Project or the operation, repair or maintenance thereof that are (i) listed as service contracts on EXHIBIT J, or (ii) executed or amended by Seller after the Contract Date in compliance with the provisions of SECTION 8 of this Agreement.

                SURVEY. An ALTA/ACSM survey of the Project prepared by Woolpert, LLC, with the certification in the form attached hereto as EXHIBIT P.

                TAX REFUND. As defined in SECTION 4.2.2 (iii).

                TENANT OR TENANTS. Each Tenant that has executed a Lease.

                TENANT CONDITIONS. As defined in Section 9.1(h).

                TENANT ESTOPPEL CERTIFICATE. An estoppel certificate executed by a Tenant substantially in the form attached hereto as EXHIBIT M or the form required by the particular Tenant's Lease.

                TITLE AND SURVEY DELIVERY DATE. As defined in SECTION 5.

                TITLE COMMITMENT. Commitment(s) issued by Title Insurer for an owner's policy of a title insurance (in the form most recently adopted by ALTA) in the amount of the Purchase Price, covering

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        title to the Property and in an amount to be determined once the Vacant
        Site Purchase Price can be calculated covering title to the Vacant Site, and including copies of all documents and plats of record.

                TITLE INSURER. First American Title Insurance Company.

                VACANT SITE. All of Seller's right, title and interest in, to and under the following property: (i) the land containing approximately 6 acres and contiguous to the northern boundary of the Land and labeled "Vacant Site" as shown on Exhibit A; (ii) all improvements to be constructed on the Vacant Site; and (iii) all rights of way or use, trade names and marks (excluding any right to the name "Duke" or "Weeks"), tenements, hereditaments, appurtenances and easements now or hereafter belonging or pertaining to any of the foregoing, except those, if any, hereinafter reserved to Seller.

                VENDOR OR VENDORS. Each vendor or broker with whom Seller has executed a Service Contract or Commission Agreement.

                1.2 EXHIBITS. Attached hereto and forming an integral part of this Agreement are the following exhibits, all of which are incorporated into this Agreement as fully as if the contents thereof were set out in full herein at each point of reference thereto:

                        Exhibit A -    Description of Land and Vacant Site
                        Exhibit B -    Escrow Agreement
                        Exhibit C -    Bill of Sale
                        Exhibit D -    Rent Roll
                        Exhibit E -    Disclosure Schedule
                        Exhibit F -    Form of Limited Warranty Deed
                        Exhibit G -    Non-Foreign Certificate
                        Exhibit H -    Notice to Tenants
                        Exhibit I -    Assignment and Assumption Agreement
                        Exhibit J -    List of Service Contracts and Commission
                                       Agreements
                        Exhibit K -    Officer's Certificate
                        Exhibit L -    Notice to Vendors
                        Exhibit M -    Form of Tenant Estoppel Certificate
                        Exhibit N -    Reserved
                        Exhibit O -    Intentionally Omitted.
                        Exhibit P -    Form of Survey Certification

        SECTION 2.  PURCHASE AND SALE.

                Subject to and in accordance with the terms and provisions of this Agreement, Seller agrees to sell and Buyer agrees to purchase the Project. In connection therewith and subject to and in accordance with the terms and provisions of this Agreement, Seller shall also (a) convey to Buyer the Personal Property pursuant to the terms of the Bill of Sale, and (b) assign to Buyer, and Buyer shall assume, the Leases, Guaranties, Service Contracts, Commission Agreements (as well as the other property described in the Assignment), pursuant to the terms of the Assignment. Buyer and Seller acknowledge that the sale of the Property shall occur first, and, thereafter, and if and only if the sale of the Property closes, then the sale of the Vacant Site shall occur assuming the conditions of Closing of the Vacant Site, described below, are met. If Buyer fails to purchase the Property for whatever reason, then Buyer shall have no rights to purchase the Vacant Site.

        SECTION 3.  EARNEST MONEY.

        3.1 EARNEST MONEY. Within three (3) business days of execution of this Agreement by Buyer, Buyer

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shall deposit with Earnest Money Escrow Agent the Earnest Money which, together with any interest or other income earned thereon, shall be held, invested and disbursed pursuant to the respective terms and provisions hereof and of the Earnest Money Escrow Agreement.

        3.2 DISBURSEMENT. The Earnest Money shall be disbursed by Earnest Money Escrow Agent upon Closing of the Property either: (i) to Seller as a portion of the Purchase Price for the Property unless otherwise disbursed pursuant to this Agreement, or (ii) to Buyer in the event Buyer (Or Buyer's nominee) funds the entire Purchase Price (as determined in accordance with the terms hereof) at Closing unless otherwise disbursed pursuant to this Agreement. Whenever the Earnest Money is by the terms hereof to be disbursed by Earnest Money Escrow Agent, Seller and Buyer agree promptly to execute and deliver such notice or notices as shall be necessary or, in the opinion of Earnest Money Escrow Agent, appropriate to authorize Earnest Money Escrow Agent to make such disbursement.

        SECTION 4.  PURCHASE PRICE.

        4.1 PURCHASE PRICE. The Purchase Price for the Property, as adjusted by the prorations provided in SECTION 4.2 hereof and by the Earnest Money (subject to the terms of Section 3.2, above), shall be paid by Buyer to Seller at the Closing in United States dollars, by Federal Reserve System wire transfer or other immediately available funds acceptable to Seller.

        4.2 PRORATIONS. Buyer and Seller will prorate all income and expenses relating to the Property based upon Buyer's and Seller's respective periods of ownership for the calendar year in which the Closing occurs with Buyer treated as the owner of the Property on the Closing Date, including, without limitation:

                4.2.1.  RENTS.

                        (i)     CLOSING. Except as provided in subparagraph
        (ii) below, Seller shall pay or credit to Buyer at the Closing (A) all Rent due and payable by Tenants under the Leases for the calendar month in which the Closing occurs, prorated for the number of days during such calendar month from, including and after the Closing, and (B) all prepaid and overpaid Rents of all Tenants under the Leases, and (C) all rent and reimbursable expenses (on a pro forma basis) which would be payable under the Giovanni's Jewelry, Papa John's Pizza, and Scrapbook Corner leases from and after the date of Closing through the respective dates such Tenants are (or will be) scheduled to commence the payment of full rent and reimbursable expenses pursuant to the terms of their respective Leases). Buyer will indemnify and hold harmless Seller, its successors and assigns, from and against any liability (including, without limitation, reasonable attorneys' fees and costs) arising from Buyer's failure to account properly to Tenants for prepaid and overpaid Rents to the extent credited to Buyer by Seller at Closing.

                        (ii) POST-CLOSING. After the Closing, Buyer shall make good faith efforts to collect all unpaid Rents for any period prior to the Closing, provided that Buyer shall have no obligation to institute litigation or terminate any Leases in connection with any such collections. Any Rents due and owing Seller before the Closing by Tenants under the Leases that are unpaid at the Closing, are herein called "DELINQUENT RENTS". There shall be no cash credit to Seller at Closing on account of any Delinquent Rents, but following Closing, rental and other payments received by Buyer or Seller from Tenants shall be first applied toward the actual out-of-pocket costs of collection paid to parties other than the managing agent of the Property, then such Rents shall be applied first toward the payment of rent and other charges then currently owed to Buyer and second toward the payment of Delinquent Rents. Seller shall have and reserves the right to pursue any remedy against any Tenant owing Delinquent Rents, provided that Seller shall in no event institute any proceeding to evict or dispossess a Tenant from the Property, nor (b) seek to terminate any Lease. Buyer may, by written notice to Seller, restrict Seller from collecting such Delinquent Rents, but only if Buyer first pays Seller

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        such Delinquent Rents in exchange for Seller's assignment to Buyer of all of Seller's rights and causes of action with respect thereto.

                4.2.2 REAL ESTATE TAXES. Taxes will be prorated between Buyer and Seller on a cash basis, (i.e., those taxes that are due and payable in the year in which the Closing occurs only will be prorated between Buyer and Seller regardless of which year such taxes accrued). If the actual amount of taxes due and payable in the year of Closing is not ascertainable as of the Closing Date, proration of taxes shall be based upon the greater of (a) 110% of the most recent bill or assessment or
        (b) the estimated assessments for 2002 and 2003 using the assessor's formula for the sale contemplated hereby. Notwithstanding the foregoing, there will be no proration for taxes to the extent the Leases require Tenants to pay taxes (either directly or by reimbursement to Seller) rather than paying estimated amounts therefor to Seller as additional rent. Buyer shall pay all real estate taxes due and payable after Closing and reconciliations with Tenants shall be responsibility of Buyer post-Closing. At Closing, all prorations of real estate taxes shall constitute full settlement between Buyer and Seller.

                        (i) DELINQUENT TAXES. Seller shall pay to the applicable tax authorities at or prior to the Closing all Taxes and assessments with respect to the Property which are delinquent as of the Closing.

                        (ii) PREPAID TAXES. If any portion of any other assessments paid by Seller with respect to the Property at or prior to the Closing, determined on a cash (rather than accrual) basis, relate to any time including or after the Closing, Buyer shall pay to Seller at the Closing the amount of such other assessments paid prorated for the number of days, from, including and after the Closing.

                        (iii) TAX REFUNDS. All refunds of Taxes received by Seller or Buyer after the Closing with respect to the Property ("TAX REFUND") shall be applied (A) first, to Seller or Buyer, as the case may be, to the extent of third party expenses incurred by either party in protesting and obtaining such Tax Refund, (B) second, to Buyer to the extent that such Tax Refund is required to be paid to (or credited against other amounts payable by) the Tenants under the Leases, and (C) third, (x) to Seller if such Tax Refund is for any tax period which ends before the Closing, (y) to Buyer if such Tax Refund is for any tax period which commences after the Closing, and (z) with respect to any Tax Refund for any tax period in which the Closing occurs, to Seller and Buyer, prorated on a per diem basis. If Seller or Buyer receives any Tax Refund, then each shall retain or pay such amounts (or portions thereof) in order that such payments are applied in the manner set forth in this Subsection.

                        (iv)    Intentionally Omitted.

                4.2.3 UTILITIES. Prior to the Closing, Buyer shall notify each of the utility companies which provide services to the Property of the scheduled transfer of the Property on the Closing, and shall make appropriate arrangements with the utility companies to bill Seller for services provided before the Closing, and to Buyer for services provided from and after the Closing. If such arrangements cannot, or are not, made as of the Closing, then Buyer shall make the appropriate arrangements promptly after the Closing, and promptly after such arrangements are made, Buyer shall pay to Seller an amount equal to the cost of the services that were billed to Seller for the period from and after Closing, and Seller shall pay the same to the appropriate utility company.

                4.2.4 SERVICE CONTRACTS. With respect to the Service Contracts, at the Closing (i) Seller shall pay or grant to Buyer as a credit against the Purchase Price the amount of accrued and unpaid charges for services rendered before the Closing prorated on a per diem basis, and (ii) Buyer shall pay to Seller the amount of prepaid charges for services rendered from and after the Closing prorated on a per diem basis.

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                4.2.5   TENANT SECURITY DEPOSITS. Buyer shall receive a credit
        (or Seller shall pay to Buyer) at Closing in an amount equal to the total amount of cash Security Deposits shown on the Rent Roll.

                4.2.6 OWNERS ASSOCIATION ASSESSMENTS. If the Property is located in a business park which is governed by an owners association, and the association charges assessments with respect to the Property, then at the Closing (a) if such charges are payable after the Closing for a period before the Closing, Seller shall pay to Buyer an amount equal to the amount of such charges allocated to the period before the Closing prorated on a per diem basis, and (b) if such charges were paid before the Closing for a period from and after the Closing, Buyer shall pay to Seller an amount equal to the amount of such charges reasonably allocated to the period from, including and after the Closing prorated on a per diem basis.

                4.2.7   The amount of payments by Seller or Buyer under this
        SECTION 4.2 may have been based on estimates of applicable amounts. Except as otherwise expressly provided herein, if any payments by Seller or Buyer at the Closing under this SECTION 4.2 are based on estimates, then, when the actual amounts are finally determined, Seller and Buyer shall recalculate the amounts that would have been paid at the Closing based on such actual amounts, and Seller or Buyer, as the case may be, shall make an appropriate payment to the other based on such recalculation. Notwithstanding the foregoing, the total amount of operating expenses for the calendar year of the Closing will be reconciled no later than 180 days after the end of the calendar year in which the Closing occurs. For purposes of such recalculation, at the conclusion of the calendar year in which the Closing occurs, Seller's allocable share of the actual additional rent for reimbursement of operating expenses, real estate taxes and insurance under the Lease shall be determined by multiplying the total additional rent due from Tenant for such calendar year (i.e., being the sum of estimated payments made on account of such additional rent, plus or minus year-end reconciliations as provided in the Lease) by a fraction, the numerator of which is Seller's actual costs expended prior to Closing in providing the maintenance services, insurance, real estate taxes and other amounts which are the subject of such additional rent charges for such calendar year (herein, the "ADDITIONAL RENT EXPENDITURES"), and the denominator of which is the total Additional Rent Expenditures made by Seller and Buyer for the entire calendar year in which Closing occurs. If, on the basis of the Additional Rent Expenditures actually made and the estimated Additional Rent payments actually received by Seller prior to Closing, Seller has retained additional rent amounts in excess of its allocable share, it shall remit to Buyer, within ten (10) business days after notice thereof from Buyer, the total amount of such excess. If, on the basis of the Additional Rent Expenditures actually made and the estimated additional rent payments actually received by Seller prior to Closing, Seller has retained Additional Rent amounts that are less than its allocable share, Buyer shall remit to Seller within ten (10) business days after notice thereof to Buyer, the total amount of such difference. In the event of any subsequent adjustments in the final determination of such additional rent owed by Tenant under the Lease for such calendar year based upon the resolution by Seller, Buyer and Tenant of any dispute or contest of such amounts brought by Tenant pursuant to the terms of the Lease, Seller and Buyer shall promptly readjust between themselves the actual amounts owed for such calendar year, based upon such adjusted determination of additional rent owed by Tenant.

                4.2.8 CLOSING DATE. If the Purchase Price is not delivered to Seller before 1:00 p.m. E.S.T. on the Closing Date, then the payments required to be made by Seller or Buyer under this Agreement shall be determined assuming that the Closing Date occurred on the day after the actual Closing.

                4.2.9   LEASING COSTS.

                (a) At or prior to Closing, Seller shall (i) pay and or "cash out" any leasing commissions due and payable for the current term of Leases in existence as of the date of Closing, including without limitation Giovanni's Jewelry, Papa John's Pizza, and Scrapbook Corner, (ii) give a credit to Buyer on the Closing Statement

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                        for any free rent concessions for the current term of
                        any Leases in existence as of the date of Closing, including without limitation Giovanni's Jewelry, Papa John's Pizza, and Scrapbook Corner and (iii) pay all tenant improvement allowances to Tenants (including Giovanni's Jewelry, Papa John's Pizza, and Scrapbook Corner) related to the current term of each Lease as required by the Leases, or if such allowances are not then due and payable, Seller shall credit said unpaid amount to Buyer at Closing, and Buyer shall assume said payment obligation. Seller is not aware of any leasing commissions applicable to any renewals or extensions of term for the Leases executed as of the Contract Date.

                4.2.10 CLOSING COSTS. Buyer shall pay the cost of any endorsements to the title insurance policy, excluding for extended coverage, the cost of any lender's policy of title insurance, one-half (1/2) of all escrow or closing agent charges, all costs associated with any encumbrance Buyer places on the Property at Closing, all costs of Buyer's due diligence, and any other costs not expressly required to be paid by Seller pursuant to this Agreement. Seller shall pay for state and county transfer taxes and documentary stamps, costs for recording the Deed, one-half (1/2) of all escrow or closing agent charges, the cost of the Survey, and the cost of an owner's policy of title insurance for the Property in the form most recently adopted by ALTA in the amount of the Purchase Price (excluding any endorsements thereto other than for extended coverage). Each party shall pay its own attorneys. Brokerage commissions shall be paid as set forth in SECTION 15. The obligations of the parties to pay applicable escrow or closing charges shall survive the termination of this Agreement.

        SECTION 5. TITLE AND SURVEY. Buyer will have until 5:00 p.m. E.S.T. on the seventh (7th) day after Seller causes the last to be delivered of the Title Commitment and the Survey to be delivered to Buyer by or on behalf of Seller (such delivery date being defined as the "Title and Survey Delivery Date") to examine title to the Project and the Survey, determine whether Buyer will be able to obtain any endorsements it desires, and give written notice to Seller of any objections to the title or the Survey which Buyer may have. If Buyer fails to give any notice to Seller by such date, Buyer shall be deemed to have waived such right to object to any title exceptions or defects. If Buyer does give Seller timely notice of objection to any title exceptions or defects and such objection is not reasonably cured or satisfied or undertaken to be reasonably cured or satisfied by Seller within five (5) business days of receiving Buyer's objection, then Buyer may elect, by written notice to Seller within five (5) business days after Seller so responds to such objections, either to (a) terminate this Agreement, in which case the Earnest Money shall be returned to Buyer by Escrow Agent, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination, or (b) waive its objections hereunder and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement. If Buyer fails to so give Seller notice of its election, it shall be deemed to have elected the option contained in subpart (b) above. If Seller does so reasonably cure or satisfy, or undertake to reasonably cure or satisfy, such objection to the satisfaction of Buyer, then this Agreement shall continue in full force and effect. Buyer shall have the right at any time to waive any objections that it may have made and, thereby, to preserve this Agreement in full force and effect. Seller agrees to pay and release, bond, or otherwise remove from title ("Remove from Title") the liens of any mortgages filed against the Property, along with any other monetary liens which do not exceed, in the aggregate, twenty thousand and No/100 dollars ($20,000.00); the obligation of Seller to Remove from Title may be satisfied by providing affirmative title insurance coverage under the Title Commitment which is reasonably satisfactory to Buyer.

        SECTION 6.  BUYER'S INSPECTION.

        6.1 DOCUMENT INSPECTION. Buyer and Seller acknowledge that Buyer shall inspect the Project and shall examine, review and inspect the Seller Deliveries.

        6.2 PHYSICAL INSPECTION. Subject to any restrictions under any restrictions of record and applicable

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laws, Buyer and its agents shall have the right, from time to time prior to the
Closing during normal business hours, to enter upon the Project to examine the same and the condition thereof, and to conduct such surveys and to make such engineering and other inspections, tests and studies as Buyer shall determine to be reasonably necessary, all at Buyer's sole cost and expense (except as otherwise described herein). Seller agrees to deliver to Buyer a copy of its currently existing, Phase I environmental report to Buyer. Notwithstanding the foregoing, Buyer shall not conduct or allow any physically intrusive testing of, on or under the Project. Buyer agrees to give Seller reasonable advance notice of such examinations or surveys and to conduct such examinations or surveys during normal business hours to the extent practicable. Buyer agrees to conduct all examinations and surveys of the Project in a manner that will not interfere with the operations of Seller or Tenants thereon and will not harm or damage the Project or cause any claim adverse to Seller, and agrees to restore the Project to its condition prior to any such examinations or surveys immediately after conducting the same. Buyer hereby indemnifies and holds Seller harmless from and against any claims for injury or death to persons, damage to property or other losses, damages or claims, including, without limitation, claims of any tenant(s) then in possession, and including, without limitation,, in each instance, attorneys' fees and litigation costs, arising out of any action of any person or firm entering the Project on Buyer's behalf as aforesaid or any breach by Buyer of its obligations under this Section, which indemnity shall survive the Closing and any termination of this Agreement.

        6.3 FORMAL INSPECTION PERIOD. Buyer's obligation to close under this Agreement is subject to and conditioned upon Buyer's investigation and study of and satisfaction with the Project as determined in its sole discretion. Buyer shall have until 5:00 p.m. E.S.T. on the Inspection Date in which to make such investigations and studies with respect to the Project as Buyer deems appropriate and to terminate this Agreement if Buyer is not, for any reason, or for no reason, satisfied with the Project in which case the Earnest Money shall immediately be returned to Buyer and neither party shall have any further obligations hereunder except for those obligations of Buyer set forth in SECTIONS 6.2 and 6.4. If Buyer fails to give written notice to Seller waiving such right to terminate, to be received by Seller on or before 5:00 p.m. E.S.T. on the Inspection Date, then Buyer's termination rights under this SECTION 6 shall be deemed to have been waived by Buyer, and the parties shall proceed with the transaction pursuant to the remaining terms and conditions of this Agreement.

        6.4 CONFIDENTIALITY. Buyer and its representatives shall hold in confidence all data and information relating to Seller or its business, whether obtained before or after the execution and delivery of this Agreement pursuant to the Confidentiality Agreement which is incorporated herein and which Buyer hereby reaffirms. In the event of a breach or threatened breach by Buyer or its representatives of this SECTION 6.4, Seller shall be entitled to all remedies set forth in the Confidentiality Agreement. Nothing in this Agreement shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach of the Confidentiality Agreement. The provisions of this SECTION 6.4 shall survive the Closing and any termination of this Agreement.

        SECTION 7.  REPRESENTATIONS AND WARRANTIES.

        7.1 REPRESENTATIONS. As of the Contract Date, Seller hereby represents and warrants to Buyer that the following statements are true except as may otherwise be disclosed on EXHIBIT E:

                7.1.1 RENT ROLL. The Rent Roll attached hereto as EXHIBIT D is accurate in all material respects and Seller shall provide an updated version of the Rent Roll to Buyer as an exhibit to the Assignment. Seller has not entered into any Lease concerning the Project except with the Tenants disclosed on the Rent Roll.

                7.1.2 AGREEMENTS. Seller has not entered into any management agreement, or agreement for provision of services or supplies concerning the Project except for the Service Contracts. Seller has not entered into any leasing commission agreements that have outstanding obligations for payment of commissions by the landlord except for the Commission Agreements.

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                7.1.3   NO LITIGATION. Seller has no knowledge of receipt of
        written notice of any actual or pending litigation or proceeding by any organization, person, individual or governmental agency against Seller with respect to the Project or against the Project.

                7.1.3 AUTHORITY. Seller is a duly organized and validly formed limited partnership under the laws of the State of Indiana, is qualified to do business in state in which the Project is located and is not subject to any involuntary proceeding for dissolution or liquidation thereof.

                7.1.4 NON-FOREIGN STATUS. Seller is not a "foreign person" as that term is defined in the Internal Revenue Code of 1986, as amended and the Regulations promulgated pursuant thereto.

                7.1.5 AUTHORITY OF SIGNATORIES; NO BREACH OF OTHER AGREEMENTS, ETC. The execution, delivery of and performance under this Agreement are pursuant to authority validly and duly conferred upon Seller and the signatories hereto. To Seller's knowledge, the consummation of the transaction herein contemplated and the compliance by Seller with the terms of this Agreement do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement, arrangements, understanding, accord, document or instrument by which Seller is bound.

                7.1.6 IMPROVEMENTS. To Seller's knowledge, the roof, HVAC, and structure of the Improvements at the Property to the extent constructed as of the Contract Date are in a good state of repair.

                7.1.7 DEVELOPMENT AGREEMENTS. Other than that certain Development Agreement dated June 14, 2001 between Seller and Meijer Stores Limited Partnership, there are no unrecorded development agreements between Seller and any governmental agencies with regard to the development, use or operation of the Project.

        7.2 MISCELLANEOUS. As used herein, the phrase "Seller's knowledge" or any derivation thereof shall mean the actual knowledge of Nick Anthony, Vice President of Dispositions. It shall be a condition precedent to Buyer obligation to close that the representations and warranties contained in this SECTION 7 are true and correct in all material respects at Closing. In the event that Seller or Buyer learns that any of said representations or warranties becomes inaccurate between the Contract Date and the Closing, Seller or Buyer, as applicable, shall immediately notify the other party in writing of such change. Any intentional misrepresentation made on the part of Seller shall be treated as a default pursuant to the terms hereof and the terms of Section 11 shall apply. The Closing shall be automatically extended up to thirty (30) days in order to allow Seller to cure such non-intentional misrepresentation. In the event Seller so cures such non-intentional misrepresentation, this Agreement shall remain in full force and effect. If Seller does not cure such non-intentional misrepresentation, (after undertaking good faith efforts to do so), Buyer may either (a) terminate this Agreement by written notice to Seller, in which case the Earnest Money, together with interest earned thereon, shall immediately be returned to Buyer and the parties shall have no further rights or obligations hereunder, except for those which expressly survive such termination, or (b) waive such right to terminate by proceeding with the transaction pursuant to the remaining terms and conditions of this Agreement. In the event Buyer elects option (b) in the preceding sentence the representations and warranties shall be deemed to be automatically amended to reflect said change. In the event Buyer first learns after Closing that any representations or warranties made by Seller (as may be amended as provided above) were non-intentionally and materially inaccurate as of the Closing Date, then Seller shall reimburse Buyer for all out-of-pocket expenses incurred by Buyer as a result of such inaccuracy provided that (i) Buyer notifies Seller in writing within twelve (12) months from the Closing Date of such expenses and inaccuracy, and (ii) Seller shall in no event be responsible for any consequential or punitive damages resulting from such inaccuracy. Notwithstanding anything to the contrary contained in this Agreement, Buyer shall have no right to recover from, or proceed against, Seller in any manner whether based upon breach of contract, tort or otherwise upon the expiration of such twelve month period except to the

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extent Buyer has so notified Seller in accordance with the terms of this
Agreement within such twelve month period.

        7.3 REAFFIRMATION. Subject to the provisions of SECTION 7.2, at Closing Seller shall be deemed to have reaffirmed that the representations and warranties of Seller in this SECTION 7 and the updated Rent Roll attached to the Assignment is true and correct in all material respects as of the Closing Date.

        SECTION 8. OPERATIONS PENDING CLOSING. Seller, at its expense, shall use reasonable efforts to maintain the Project until the Closing or until the termination of this Agreement, whichever is earlier, substantially in its present condition, damage by fire or other casualty and condemnation excepted. Seller shall deliver to Buyer a copy of any written notice of default delivered by Seller to any Tenant from and after the Inspection Date. After the Inspection Date, without Buyer's consent not unreasonably withheld (provided, however, Buyer's consent shall be deemed granted in the event Buyer does not object in writing thereto within five (5) days after Seller requests such consent from Buyer), Seller will not enter into any (a) contract for service to the Project unless it is terminable without penalty on no more than thirty (30) days written notice (except that Seller may enter into any such contract in response to any condition or event which would endanger the safety or integrity of the Improvements, provided that Buyer shall have no obligation to assume any such contract unless Buyer approves of such contract in writing), or (b) as to the Property only, any new lease or any modification, amendment, restatement, termination, or renewal of any Lease except for letters of understanding, certificates, punch lists and other documents contemplated by the applicable Lease. Seller shall promptly deliver a copy of any item in (a) or (b) of the preceding sentence entered into by Seller prior to the Inspection Date.

        SECTION 9.  CONDITIONS TO CLOSING.

        9.1 BUYER'S CONDITIONS PRECEDENT. Buyer's obligation to proceed to Closing of the Property and the Vacant Site respectively, under this Agreement is subject to the following conditions precedent as it relates to each Closing:

        (a) Seller shall have performed and satisfied each and all of Seller's obligations under this Agreement; and each Lease; and

        (b) Each and all of Seller's representations and warranties set forth in this Agreement shall be true and correct at the Contract Date and at the Closing Date.

        (c) For the Property, Seller shall have delivered to Buyer Tenant Estoppel Certificates from (i) Tenants leasing 8,000 rentable square feet or more ("Major Tenants"), and (ii) Tenants representing at least seventy-five percent (75%) of the remaining leased rentable square feet of the Property (collectively, the "Minimum Tenant Estoppels"). If Seller is unable to obtain Tenant Estoppel Certificates from any Tenant, Seller shall execute and deliver Seller estoppel certificates containing the information set forth in the undelivered Tenant Estoppel Certificates (i.e. to achieve delivery of Tenant Estoppel Certificates from one hundred percent (100%) of the Tenants). Seller's representations and warranties in any Seller estoppel certificates will survive the Closing, subject to the limitations contained in Section 7.2 hereof. In the event that Buyer receives an estoppel certificate from a Tenant complying with the requirements of this Section 9.1(c), and for which Seller previously delivered its estoppel certificate, Seller shall be automatically released from any liability or obligation under its estoppel certificate. Any qualification of any assertion in the Tenant Estoppel Certificate regarding the status of the performance of any of landlord's obligations under the lease that such assertion is made "to Tenant's knowledge" or similar qualification made by a Tenant shall be acceptable.

        (d) No Major Tenant shall be in default of their rent payment obligations under their Lease, and no

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                Tenant shall have filed for bankruptcy protection.

        (e) Seller shall have obtained an estoppel certificate from the responsible party under the reciprocal easement agreement/protective covenants for the development of which the Project is a part, based on the form attached hereto as EXHIBIT O.

        (f) Seller shall have substantially completed construction of the Improvements as certified by Seller's architect on an AIA Certificate of Substantial Completion (Form G704). Seller shall have completed all tenant improvements required to be constructed by Seller, as landlord, under the Leases, except for tenant improvements related to Leases with Giovanni's Jewelry, Papa John's and Scrapbook Corner, which are addressed in Section 19 below.

        (g) Seller shall have obtained final unconditional occupancy permits for the shell of the Buildings to the extent issued by the applicable governmental authority; provided, however, this condition shall not apply to any permits related to any tenant improvements being completed by Tenants and the tenant improvements being completed by Seller for Giovanni's Jewelry, Papa John's and Scrapbook Corner, and further, this condition shall be waived as to any Tenant space for which a final unconditional occupancy permit cannot be issued due to uncompleted improvements being made by the Tenant.

        (h) Except for Leases at the Property to Giovanni's Jewelry, Papa John's and Scrapbook Corner, (i) 100% of the leasable Tenant space shall be fully occupied, and (ii) all Tenants shall be occupying their space, open for business and paying full rent, including CAM, taxes and insurance, as shown on the Rent Roll and (iii) all free rent periods under any Lease shall have tolled or been credited to Buyer at Closing, and (iv) all leasing commissions applicable to any Lease signed as of the date of Closing shall have been paid or credited to Buyer at Closing, and (v) all Tenant improvement allowances shall have been paid to the applicable tenant or credited to Buyer at Closing (collectively, the "Tenant Conditions").

        (i) Seller shall have delivered to Buyer a certificate of insurance from the Tenants and guarantors in the form and coverage as provided under the Leases.

                In the event any of the foregoing conditions are not satisfied prior to or at the Closing, subject to SECTION 7.2 hereof, Buyer may terminate this Agreement by written notice to Seller and thereafter shall have no obligation to proceed with the Closing, the Earnest Money shall immediately be returned and paid to Buyer, and neither party shall have any further obligation hereunder except those which expressly survive the termination of this Agreement. Notwithstanding the foregoing, (i) nothing contained herein shall waive or diminish any right or remedy Buyer may have for Seller's default or breach of this Agreement and (ii) once the Property closes, no conditions pertaining to the Property shall be conditions pertaining to the Closing of the Vacant Site.

        9.2 SELLER'S CONDITIONS PRECEDENT. Seller's obligation to proceed to Closing under this Agreement is subject to the following conditions precedent:

        (a)     Intentionally Omitted.

        (b) Buyer shall have performed and satisfied each and all of Buyer's obligations under this Agreement as set forth in Sections 2, 3, 4 and 10. In the event this condition is not satisfied on or prior to the Closing Date, Seller shall have no obligation to proceed to Closing and, if Seller delivers written notice to Buyer that the foregoing condition has not been satisfied, this Agreement shall cease and terminate, the Earnest Money shall be returned and paid to Buyer, and neither party shall have any further obligation hereunder except those which expressly

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                survive the termination of this Agreement.

                Notwithstanding the foregoing, nothing contained herein shall waive or diminish any right or remedy Seller may have for Buyer's default or breach of this Agreement.

        SECTION 10. CLOSING.

        10.1 TIME AND PLACE. Provided that all of the conditions set forth in this Agreement are theretofore fully satisfied or performed, the Closing shall be held in escrow through Escrow Agent, on the Closing Date or such other date that is mutually agreeable to Buyer and Seller unless the Closing Date is postponed pursuant to the express terms of this Agreement.

        10.2 SELLER DELIVERIES. Seller shall obtain and deliver to Buyer at the Closings for the Property and the Vacant Site respectively, the following documents (all of which shall be duly executed, and witnessed and/or notarized as necessary):

                10.2.1  The Deed, subject to the Permitted Title Exceptions.

                10.2.2 A Non-Foreign Certificate, substantially in the form attached as EXHIBIT G hereto.

                10.2.3 The Officer's Certificate substantially in the form attached hereto as EXHIBIT K.

                10.2.4  The Assignment.

                10.2.5  The Bill of Sale.

                10.2.6 A Closing Statement in form and substance mutually satisfactory to Buyer and Seller (the "CLOSING STATEMENT").

                10.2.7 An affidavit of title or other affidavit customarily required of sellers by the Title Insurer to remove the standard exceptions from an owner's title insurance policy which are capable of being removed by such an affidavit.

                10.2.8 Such transfer tax, certificate of value or other similar documents customarily required of Sellers in the county in which the Project is located.

                10.2.9 Such further instructions, documents and information, including, but not limited to a Form 1099-S, as Buyer or Title Insurer may reasonably request as necessary to consummate the purchase and sale contemplated by this Agreement.

                11.2.10 Notice to send to all Tenants substantially in the form attached hereto as EXHIBIT H.

                10.2.11 Notice to send to all Vendors substantially in the form attached hereto as EXHIBIT L.

                10.2.12 The Tenant Estoppel Certificates received from Tenants and Guarantors.

                10.2.13 Intentionally Omitted.

                10.2.14 To the extent Seller is a declarant under any reciprocal easement agreement/protective covenants for the development of which the Project is a part, Seller shall execute in favor of Buyer an Assignment and Assumption of Declarant's Rights related thereto it being the intent of the parties that Buyer shall succeed to Seller's interests thereunder.

                10.2.15 An assignment (acknowledged by the applicable material and/or service providers) to Buyer (or its nominee) of all Project warranties and guaranties, all at the sole cost and expense of Seller.

        10.3 BUYER DELIVERIES. Buyer shall deliver to Seller at closing the following:

                10.3.1 The Purchase Price in immediately available funds, subject to the prorations provided for in this Agreement

                10.3.2 Counterpart originals duly executed (and witnessed and/or notarized as necessary) by Buyer of the Assignment, the Assignment and Assumption of Declarant's Rights, and the Closing Statement.

                10.3.3. Such other documents or instruments that are reasonably necessary to consummate the Closing.

        SECTION 11. DEFAULT AND REMEDIES REGARDING THE SALE OF THE PROPERTY.

        11.1 BUYER'S DEFAULT. In the event of a default by Buyer under the terms of this Agreement, Seller may elect to terminate this Agreement. If Seller terminates this Agreement as provided in the previous sentence, the Earnest Money Escrow Agent shall disburse the Earnest Money to Seller, and Seller shall be entitled to retain the Earnest Money for such default of Buyer, whereupon this Agreement shall automatically terminate and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination. Notwithstanding the foregoing, nothing contained herein shall waive or diminish any right or remedy Seller may have at law or in equity for Buyer's default or breach of SECTION 6.2 or SECTION 6.4 of this Agreement. It is hereby agreed that Seller's damages in the event of a default by Buyer hereunder are uncertain and difficult to ascertain, and that the Earnest Money constitutes a reasonable liquidation of such damages and is intended not as a penalty, but as liquidated damages. This provision shall expressly survive the termination of this Agreement.

        11.2 SELLER'S DEFAULT. Subject to SECTION 7.2, in the event of a default by Seller under the terms of this Agreement which is not cured by Seller as provided hereunder, Buyer's sole and exclusive remedies hereunder shall be to either terminate this Agreement whereupon Buyer will receive a refund of the Earnest Money from Escrow Agent, or to seek specific performance of Seller's obligations under this Agreement.

        SECTION 12. CONDEMNATION OR DESTRUCTION.

        12.1 CONDEMNATION. If, prior to the Closing, all or any material part (materiality shall include, by way of illustration and not limitation: a taking which (i) affects any point of ingress or egress to or from the Project, or (ii) affects any Project parking, or (iii) allows any Tenant to terminate its Lease) of the Project is subject to a bona fide threat of condemnation by a body having the power of eminent domain, or is taken by eminent domain or condemnation, or sale in lieu thereof, then Buyer, by written notice to Seller, to be received within thirty (30) calendar days of Buyer's receiving Seller's written notice of such threat, condemnation or taking, or by the Closing Date, whichever is earlier, may elect to terminate this Agreement.

        12.2 DAMAGE OR DESTRUCTION. If, prior to the Closing, all or any material part (materiality shall include, by way of illustration and not limitation: a taking which (i) affects any point of ingress or egress to or from the Project, or (ii) affects any Project parking, or (iii) allows any Tenant to terminate its Lease) of the Project is damaged or destroyed by any cause, Seller agrees to give Buyer written notice of such occurrence and the nature and extent of such damage and destruction, and Buyer, by written notice to Seller, to be received within thirty (30) calendar days of Buyer's receipt of Seller's written notice of such damage or destruction, or by the Closing Date, whichever is earlier, may elect to terminate this Agreement.

        12.3 TERMINATION. If this Agreement is terminated as a result of the provisions of either SECTION 12.1 or SECTION 12.2 hereof, Buyer shall be entitled to receive a refund of the Earnest Money Escrow Agent, whereupon the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination.

        12.4 AWARDS AND PROCEEDS. If Buyer does not elect to terminate this Agreement following any notice of a threat of taking or taking by condemnation or notice of damage or destruction to the Project, as provided above, this Agreement shall remain in full force and effect and the conveyance of the Property contemplated herein, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustments. At the Closing, Seller shall assign, transfer and set over to Buyer all of Seller's right, title and interest in and to any awards, payments or insurance proceeds available to Seller for the actual value of the property lost or destroyed that have been or may thereafter be made for any such taking, sale in lieu thereof or damage or destruction, to the extent such awards, payments or proceeds shall not have theretofore been used for restoration of the Project, together with a credit to Buyer in the amount of Seller's deductible under its applicable insurance policy

        SECTION 13. ASSIGNMENT BY BUYER. Buyer may not assign its rights under this Agreement. Notwithstanding anything to the contrary contained herein, upon five days prior written notice to Seller, Buyer may assign all of, but not a portion of, its rights under this Agreement to an entity which is controlled by or controls Buyer; provided that Buyer and such assignee shall execute an assignment and assumption agreement in which assignee shall assume all obligations of Buyer under this Agreement and further provided that no such assignment shall relieve Buyer of its obligations hereunder. Such assignee shall have no right to further assign this Agreement.

        SECTION 14. BUYER'S REPRESENTATION AND WARRANTY. Buyer does hereby represent and warrant to Seller as of the Contract Date and the Closing that it is a validly formed corporation under the laws of the State of =ILLINOIS; that it is in good standing in the state of its organization; that it is not subject to any involuntary proceeding for the dissolution or liquidation thereof; that it has all requisite authorizations to enter into this Agreement; and that the parties executing this Agreement on behalf of Buyer are duly authorized to so do.

        SECTION 15. BROKERS AND BROKERS' COMMISSIONS. Buyer and Seller each warrant and represent to the other that, other than CB Richard Ellis ("BROKER"), neither party has employed a real estate broker or agent in connection with the transaction contemplated hereby. In the event the Closing is consummated, Seller shall pay a commission to Broker pursuant to a separate agreement. Should the Closing not occur for any reason whatsoever, Seller shall not be obligated to pay a real estate commission to Broker. Each party agrees to indemnify and hold the other harmless from any loss or cost suffered or incurred by it as a result of the other's representation herein being untrue. This SECTION 15 shall expressly survive the Closing hereunder.

        SECTION 16. NOTICES.

        Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by hand, by nationally-recognized overnight express delivery service, by U.S. registered or certified mail, return receipt requested, postage prepaid, or by facsimile with confirmation to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

                SELLER:         Duke Realty Limited Partnership
                                Attn: Nick Anthony
                                600 E 96th Street, Suite 100

                                Indianapolis, IN 46240
                                Fax: (317) 808-6794

                with copy to:   Duke Realty Limited Partnership
                                Attn:  Angela Hsu
                                3950 Shackleford Road, Suite 300
                                Duluth, GA 30096
                                Fax: (770) 717-2479

                with copy to:   Alston & Bird LLP
                                Attn:  James G. Farris, Jr.
                                1201 West Peachtree Street
                                Atlanta, GA 30309
                                Fax: (404) 881-7777

                BUYER:          Inland Real Estate Acquisitions, Inc.
                                Attn: G. Joseph Consenza
                                2901 Butterfield Road
                                Oak Brook, Illinois 60523
                                Fax: (630) 218-4935

                with copy to:   The Inland Real Estate Group, Inc.
                                Attn:  Robert Baum, General Counsel
                                2901 Butterfield Road
                                Oak Brook, Illinois 60523
                              Fax: (630) 218-4900 and (630) 571-2360

Such notices shall be deemed received (a) on the date of delivery, if delivered by hand or overnight express delivery service; (b) on the date indicated on the return receipt if mailed; or (c) on the date of facsimile, if sent by facsimile and confirmed. Notices from the attorney representing a party shall be deemed to be a notice from said party.

        SECTION 17. DISCLAIMER OF CONDITION.

        17.1 DISCLAIMER. Subject to the express representations of Seller in this Agreement, it is understood and agreed that Seller is not making and has not at any time made any warranties or representations of any kind or character, expressed or implied, with respect to the Project, including, but not limited to, any warranties or representations as to habitability, merchantability, fitness for a particular purpose, title (other than Seller's limited warranty of title to be set forth in the Deed), zoning, tax consequences, latent or patent physical or environmental condition, utilities, operating history or projections, valuation, governmental approvals, the compliance of the Project with governmental laws, the truth, accuracy or completeness of the Project documents or any other information provided by or on behalf of Seller to Buyer, or any other matter or thing regarding the Project. Subject to the express representations of Seller in, this Agreement, Buyer acknowledges and agrees that upon Closing Seller shall sell and convey to Buyer and Buyer shall accept the Project "AS IS, WHERE IS, WITH ALL FAULTS," except to the extent otherwise expressly provided in this Agreement. , Subject to the express representations of Seller in this Agreement, Buyer has not relied and will not rely on, and Seller is not liable for or bound by, any expressed or implied warranties, guaranties, statements, representations or information pertaining to the Project or relating thereto (including specifically, without limitation, Project information packages distributed with respect to the Project) made or furnished by Seller, the manager of the Project, or any real estate broker or agent representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing. Buyer represents to Seller that Buyer has conducted, or will conduct prior to Closing, such investigations of the Project, including but not limited to, the physical and environmental conditions thereof, as Buyer deems necessary to satisfy itself as to the condition of the Project and the existence or nonexistence or curative action to be taken with respect to any hazardous or toxic substances on or discharged from the Project, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement. Subject to the express representations of Seller in, this Agreement, upon Closing, Buyer shall assume the risk that adverse matters, including but not limited to, construction defects and adverse physical and environmental conditions, may not have been revealed by Buyer's investigations, and Buyer, upon Closing, shall be deemed to have waived, relinquished and released Seller (and Seller's officers, directors, shareholders, employees and agents) from and against any and all claims, demands, causes of action (including, without limitation, causes of action in tort), losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and court costs) of any and every kind or character, known or unknown, which Buyer might have asserted or alleged against Seller (and Seller's officers, directors, shareholders, employees and agents) at any time by reason of or arising out of any latent or patent construction defects, physical conditions (including, without limitation, environmental conditions), violations of any applicable laws (including, without limitation, any environmental laws) or any and all other acts, omissions, events, circumstances or matters regarding the Project.

        17.2 EFFECT AND SURVIVAL OF DISCLAIMER. Seller and Buyer acknowledge that the compensation to be paid to Seller for the Project reflects that the Project is being sold subject to the provisions of this SECTION 17, and Seller and Buyer agree that the provisions of this SECTION 17 shall survive Closing indefinitely.

        SECTION 18. MISCELLANEOUS.

        18.1 GOVERNING LAW; HEADINGS; RULES OF CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State in which the Land is located, without reference to the conflicts of laws or choice of law provisions thereof. The titles of sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. All references herein to the singular shall include the plural, and vice versa. The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof.

        18.2 NO WAIVER. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

        18.3 ENTIRE AGREEMENT. Except for the Confidentiality Agreement; this Agreement contains the entire agreement of the parties hereto with respect to the Project and any other prior understandings or agreements are merged herein and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein or incorporated herein by reference shall be of any force or effect.

        18.4 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns (subject to SECTION 13 above).

        18.5 AMENDMENTS. No amendment to this Agreement shall be binding on any of the parties hereto unless such amendment is in writing and is executed by the party against whom enforcement of such amendment is sought.

        18.6 DATE FOR PERFORMANCE. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

        18.7 RECORDING. Seller and Buyer agree that they will not record this Agreement and that they will not record a short form of this Agreement.

        18.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

        18.9 TIME OF THE ESSENCE. Time shall be of the essence of this Agreement and each and every term and condition hereof.

        18.10 SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any term or provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be held to be invalid or unenforceable, then such term or provision shall be ignored, and to the maximum extent possible, this Agreement shall continue in full force and effect, but without giving effect to such term or provision.

        18.11 ATTORNEYS' FEES. In the event that either party shall bring an action or legal proceeding for an alleged breach of any provision of this Agreement or any representation, warranty, covenant or agreement herein set forth, or to enforce, protect, determine or establish any term, covenant or provision of this Agreement or the rights hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party, as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and costs, expert witness fees and court costs as may be fixed by the court or jury.

        18.12 LIKE-KIND EXCHANGE. Each of the parties hereto agrees to cooperate with the other in effecting an I.R.C. Section 1031 exchange, including executing and delivering any and all documents required by the exchange trustee or intermediary; provided, however, that the cooperating party shall have no obligation to execute any document, enter any transaction or arrangement or take or omit any other action, if such party determines in its sole discretion that the same would result in any liability, cost, expense, increased risk, delay or other detriment to the cooperating party.

        18.13 PUBLICITY. Between the Contract Date and the Closing, Seller and Buyer shall discuss and coordinate with respect to any public filing or announcement concerning the purchase and sale as contemplated hereunder.

        18.14 WAIVER OF TRIAL BY JURY. Seller and Buyer hereby irrevocably and unconditionally waive any and all right to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to, this Agreement. The provisions of this SECTION 18.14 shall survive the Closing or termination hereof.

        SECTION 19. COMPLETION OF TENANT IMPROVEMENTS - GIOVANNI'S JEWELRY, PAPA JOHN'S AND SCRAPBOOK CORNER. Buyer acknowledges that the tenant improvements for Giovanni's Jewelry, Papa John's and Scrapbook Corner shall not be completed by Seller at Closing. Seller shall pay for and complete said tenant improvements on or before March 1, 2004, subject to delay caused by (a) said Tenants, (b) Buyer or (c) force majeure. This provision shall expressly survive Closing.

        SECTION 20. EASEMENTS. It shall be a condition of Closing of the Property that on or prior to the Inspection Date, that Buyer and Seller shall agree on any easements across the Property and across the Vacant Site that must be put into place at the Closing of the Property in order to allow for the operation of the

Property and the development and operation of the Vacant Site, including, but not limited to, easements for ingress/egress, storm sewer, construction staging, traffic, sanitary sewer, electrical, water, cable, phone, parking, signage and party wall (to allow Seller to construct the southern wall of the building to be located on the Vacant Site in a location contiguous to the northern wall of the Building on the Property). The parties shall use their good faith efforts to agree upon the nature and location of said easements, and the terms and conditions thereof.

        SECTION 21. PURCHASE AND SALE OF VACANT SITE. This Section 21 shall govern the terms and conditions of the purchase and sale of the Vacant Site. The closing of the Vacant Site shall be on the same terms and conditions as the closing of the Property, except to the extent as set forth below to the contrary.

        21.1 DEFINED TERMS. Any capitalized term used in this Section 21 which is not specifically defined shall have the meaning as defined elsewhere in this Agreement, and as applicable, any such capitalized term used in this
Section 21 shall be interpreted in the context of the development of improvements on and sale of the Vacant Site. The terms below shall have the following meanings:

                EARNOUT TERM. The forty eight (48) month period from and after the Closing Date on the Property.

                STABILIZED BASE RENT. The annual base rent payable under any Lease of the Vacant Site after satisfaction of the Tenant Conditions has occurred (collectively, "Rent Concessions").

                SUBSTANTIAL COMPLETION. Substantial Completion of the Vacant Site means (i) completion of construction of all base building Improvements substantially in accordance with the plans and specifications therefor, and in compliance in all material respects with all applicable laws, (ii) Seller's delivery to Buyer of final unconditional occupancy permits for the Buildings to the extent issued by the applicable governmental authority; provided, however, this condition shall not apply to any permits related to any tenant improvements being completed by Tenants, and further, this condition shall be waived as to any Tenant space for which a final unconditional occupancy permit cannot be issued due to uncompleted improvements being made by the Tenant, and (iii) removal of all of Seller's construction equipment, materials and debris from the Vacant Site, and (iv) Seller having delivered to Buyer for its review and approval (in accordance with the applicable terms of Section 5 of this Agreement) an updated title commitment and Survey of the improved Vacant Site. Substantial Completion shall be certified by Seller's architect on an AIA Certificate of Substantial Completion (Form G704). ]

                "TRIPLE-NET" RENTAL INCOME. The "Triple Net" Rental Income shall be calculated by first (a) adding the Stabilized Base Rent (as defined above) for each Lease of the Vacant Site for the first twelve (12) month period of each Lease that Stabilized Rent is required to be paid and (b) subtracting therefrom the amount, if any, by which the pass-through amount for CAM, taxes and insurance (but excluding management fees) to be paid by a Tenant is less than 100% of such Tenant's proportionate share.

        21.2 LEASING AND CONSTRUCTION. The parties acknowledge that no Building has been constructed on the Vacant Site as of the Contract Date. During the Earnout Term, Seller shall continue to pursue leases with tenant prospects for the Vacant Site.

        21.3 PURCHASE PRICE. The calculation of the Purchase Price for the Vacant Site shall be as follows:

                (a) If the Closing occurs by September 30, 2004, the Purchase Price shall be the "Triple Net" Rental Income DIVIDED by 8.2679%.

                (b) If the Closing occurs after September 30, 2004, the Purchase Price shall be the "Triple Net" Rental Income divided by an amount (the "Base Rent Divider") equal to the sum of: (i)

        8.2679% PLUS (ii) the 10 year Treasury rate, on a percentage basis (as quoted in the WALL STREET JOURNAL with a maturity date as near to the 10th year after the Closing Date as possible) minus 4.39% (the 10 year Treasury rate as of August 15, 2013). For example, (x) if the 10 year Treasury rate as of Closing is 4.49%, then the rate used to calculate the Purchase Price will be 8.3679% (8.2679% + (4.49% - 4.39%) = 8.3679%)
        or (y) if the 10 year Treasury rate as of Closing is 4.25%, then the rate used to calculate the Purchase Price will be 8.1279% (8.2679% + (4.25% - 4.39%) = 8.1279%). Notwithstanding anything to the contrary contained herein, (i) if the Base Rent Divider is greater than 8.7679%, then Seller may elect to terminate this Agreement by written notice to Buyer on or before the scheduled Closing Date and (ii) if the Base Rent Divider is less than 7.7679%, then Buyer may elect to terminate this Agreement by written notice to Seller on or before the scheduled Closing Date.

The Purchase Price for the Vacant Site, as adjusted by the prorations provided in SECTION 4.2 above, shall be paid by Buyer to Seller at the Closing in United States dollars, by Federal Reserve System wire transfer or other immediately available funds acceptable to Seller.

        21.4    CLOSING DATE. The Closing of the Vacant Site shall occur ten
(10) days after the later of the date that (a) Seller delivers to Buyer Tenant Estoppel Certificates from all Tenants of the Vacant Site, (b) the Tenant Conditions are satisfied with regard to each Tenant at the Vacant Site and (c) Substantial Completion has occurred; provided, however, the Closing shall occur, if at all, no later than the end of the Earnout Term. If the Purchase Price is not delivered to Seller before 1:00 p.m. E.S.T. on the Closing Date, then the payments required to be made by Seller or Buyer under this Agreement shall be determined assuming that the Closing Date occurred on the day after the actual Closing.

        21.5 ADDITIONAL CONDITIONS. In addition to the other applicable conditions to Closing for the Vacant Site set forth in this Agreement (other than those conditions to Closing which are specific or unique to the Property), it shall be an additional condition to Buyer's obligation to close that the Tenants of the Vacant Space shall be nationally or regionally recognized retail tenants, including, without limitation, JoAnn Fabrics, Dress Barn, Michael's, CompUSA, Gander Mountain, Sofa Express, Fresh Market, Wild Oats, PetsMart, Circuit City, Best Buy and Dick's Sporting Goods, and such Leases do not violate exclusive uses granted to then existing Tenants of the Project.

        21.5 DEFAULT AND REMEDIES REGARDING THE SALE OF THE VACANT SITE. Notwithstanding anything to the contrary contained in Section 11 above:

                (a) BUYER'S DEFAULT. If Buyer defaults in its obligation to purchase the Vacant Site, Seller may elect to terminate this Agreement and pursue all remedies against Buyer at law or equity, whereupon this Agreement shall terminate and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination. Notwithstanding the foregoing, nothing contained herein shall waive or diminish any right or remedy Seller may have at law or in equity for Buyer's default or breach of SECTION 6.2 or SECTION 6.4 of this Agreement. This provision shall expressly survive the termination of this Agreement.

                (b) SELLER'S DEFAULT. Subject to SECTION 7.2, in the event of a default by Seller under the terms of this Agreement regarding the sale of the Vacant Site to Buyer, which is not cured by Seller as provided hereunder, Buyer's sole and exclusive remedies hereunder shall be to either terminate this Agreement, or to seek specific performance of Seller's obligations under this Agreement (which shall include the right to seek reimbursement for recovery costs, attorneys fees and costs associated with filing suit), .

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized signatory, effective as of the day and year first above written.

                                DUKE CONSTRUCTION LIMITED PARTNERSHIP,
                                an Indiana limited partnership

                                By:   Duke Business Centers Corporation,
                                      its sole general partner


                                      By:
                                         ---------------------------
                                      Name:
                                           -------------------------
                                      Title:
                                            ------------------------


                     Signatures continued on the next page.

                    Signatures continued from the last page.


                                INLAND REAL ESTATE ACQUISITIONS, INC.,
                                an Illinois corporation


                                By:
                                   ---------------------------------
                                   G. Joseph Cosenza, President

                                    EXHIBIT A

                               DESCRIPTION OF LAND

Lots numbered 2, 3, 5 and 7 and Blocks A, B and C as shown on the plat of Stony Creek Marketplace Lots 2, 3, 4, 5, 7 & Blocks A, B & C Secondary Plat recorded October 22, 2002 in Plat Cabinet 3, Slide 74 as Instrument No. 2002-79217 in the Office of the Recorder of Hamilton County, Indiana.

Less and except the Vacant Site. The Survey will contain a new metes and bounds description for Land only without the Vacant Site.

                     ATTACH LEGAL FROM SELLER'S TITLE POLICY

                                    EXHIBIT B

                                ESCROW AGREEMENT

        THIS AGREEMENT is made and entered into this ____ day of November, 2003, by and among DUKE CONSTRUCTION LIMITED PARTNERSHIP, an Indiana limited partnership ("SELLER"), INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("BUYER"), and CHICAGO TITLE INSURANCE COMPANY, a New York corporation ("ESCROW AGENT").

        WHEREAS, Seller and Buyer have entered into that certain Agreement for Purchase and Sale (the "PURCHASE AGREEMENT") dated as of the date hereof, a copy of which Escrow Agent acknowledges receiving, for the sale and purchase of that certain real property described therein. The Purchase Agreement is , by this reference, made a part hereof, and all terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement; and

        WHEREAS, Buyer and Seller desire to have Escrow Agent hold the Earnest Money in escrow, as required by the Purchase Agreement and pursuant to the terms hereof.

        NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

        1. Simultaneous with the execution of this Escrow Agreement, Buyer will deliver and deposit with Escrow Agent the amount of TWO HUNDRED FIFTY THOUSAND and No/100 DOLLARS ($250,000.00) as required by Section 3 of the Purchase Agreement (the "EARNEST MONEY"). The Escrow Agent agrees to immediately deposit the Earnest Money in an interest-bearing account in a national banking association and to hold and disburse the same, together with any interest earned thereon, as required by the Purchase Agreement.

        2. Upon the Closing Date, Escrow Agent shall apply the Earnest Money, together with any accrued interest thereon, to the Purchase Price as required by the Purchase Agreement.

        3. Within fifteen (15) days after written notification from both Buyer and Seller that the sale contemplated by the Purchase Agreement shall not take place, Escrow Agent shall deliver the Earnest Money as required by the Purchase Agreement.

        4. Buyer and Seller hereby covenant and agree that Escrow Agent shall not be liable for any loss, cost or damage which it may incur as a result of serving as Escrow Agent hereunder, except for any loss, cost or damage arising out of Escrow Agent's gross negligence or willful misconduct. Accordingly, Escrow Agent shall not incur any liability with respect to (a) any action taken or omitted to be taken in good faith upon advice of its counsel, given with respect to any questions relating to its duties and responsibilities hereunder, or (b) any action taken or omitted to be taken in reliance upon any document, including any written notice of instruction provided for herein or in the Purchase Agreement, not only as to the due execution and the validity and effectiveness thereof, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine and to have been signed or presented by proper person or persons in conformity with the provisions of this Agreement. Buyer and Seller hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and reasonable attorneys' fees and disbursements actually incurred, which may be imposed upon and incurred by Escrow Agent in connection with its serving as Escrow Agent hereunder. In the event of a dispute between Buyer and Seller, Escrow Agent shall be entitled to tender unto the registry or custody of any court of competent jurisdiction in the county in which Escrow Agent's address for notice is located all money or property in Escrow Agent's hands held under the terms of this Agreement and the Purchase Agreement, together with such legal pleadings as it deems appropriate, and thereupon shall be discharged of its obligations hereunder and under the Purchase Agreement.

        6. Any notice required hereunder shall be delivered to the parties and in the manner as required by the Purchase Agreement. Escrow Agent's address for notice purposes is as follows:

                        CHICAGO TITLE INSURANCE COMPANY
                        Attn: Nancy Castro, Assistant Vice President and Sr. Escrow Officer
                        171 N. Clark Street
                        Division II
                        Chicago, Illinois 60601
                        Fax: (312) 223-2108

        7. This Agreement shall be governed by and construed in accordance with the internal laws of the state in which the Land is located , without reference to the conflicts of laws or choice of law provisions thereof.

        8. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

        IN WITNESS WHEREOF, the undersigned have caused this Escrow Agreement to be duly executed as of the date first written above.

SELLER:                               DUKE CONSTRUCTION LIMITED PARTNERSHIP,
                                      an Indiana limited partnership

                                      By:  Duke Business Centers Corporation,
                                           its sole general partner


                                           By:
                                              ---------------------------
                                           Name:
                                                -------------------------
                                           Title:
                                                 ------------------------


BUYER:                                INLAND REAL ESTATE ACQUISITIONS, INC.,
                                      an Illinois corporation


                                      By:
                                         --------------------------------
                                      Name:
                                           ------------------------------
                                      Title:
                                            -----------------------------

ESCROW AGENT:                         CHICAGO TITLE INSURANCE COMPANY

                                      By:
                                         --------------------------------
                                      Name:
                                           ------------------------------
                                      Title:
                                            -----------------------------

                                    EXHIBIT C

                                  BILL OF SALE

        THIS BILL OF SALE is executed and delivered as of the ___ day of ___________, 200_, by DUKE CONSTRUCTION LIMITED PARTNERSHIP, , an Indiana limited partnership ("SELLER"), for the benefit of ____________________ ("BUYER").

                              W I T N E S S E T H:

        WHEREAS, Seller has sold and conveyed to Buyer the real property (the "PROPERTY") described in that certain Deed executed by Seller in favor of Buyer dated as of the date hereof; and

        WHEREAS, in connection with such conveyance of the Property, Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller all right, title and interest of Seller in and to the tangible personal property located on the Property and used in connection with operation and maintenance of the Improvements including, but not limited to the following: None (the "PERSONAL PROPERTY");

        NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid at or before the execution, sealing and delivery hereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller hereby agrees as follows:

        1. SALE AND CONVEYANCE. Seller hereby sells, transfers and conveys unto Buyer, its successors and assigns, all right, title and interest of Seller in and to the Personal Property.

        2. GOVERNING LAW. This Bill of Sale shall be governed by and construed in accordance with the internal laws of the state in which the Property is located, without reference to the conflicts of laws or choice of law provisions thereof.

        3. BINDING EFFECT. This Bill of Sale shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

        IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed by its duly authorized signatory as of the day and year first above written.

                                      DUKE CONSTRUCTION LIMITED PARTNERSHIP,
                                      an Indiana limited partnership

                                      By:  Duke Business Centers Corporation,
                                           its sole general partner


                                           By:
                                              ---------------------------
                                           Name:
                                                -------------------------
                                           Title:
                                                 ------------------------

                                    EXHIBIT D

                                    RENT ROLL

                                    Attached.

                                    EXHIBIT E

                               DISCLOSURE SCHEDULE

                                      None.

                                    EXHIBIT F


                                  FORM OF DEED


                              LIMITED WARRANTY DEED

        THIS INDENTURE WITNESSETH, that DUKE CONSTRUCTION LIMITED PARTNERSHIP, an Indiana limited partnership ("Grantor"), CONVEYS AND SPECIALLY WARRANTS to ____________________________ a(n) ___________________ corporation for the sum of
Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, certain real estate and all improvements located thereon located in ______________________, __________, as more specifically described in the attached EXHIBIT A (the "Property"), subject to the items set forth on the attached Exhibit B.

        The warranty of title by Grantor is limited to a warranty against the acts of Grantor and those claiming by, through or under Grantor, and not otherwise.

        IN WITNESS WHEREOF, Grantor has caused this Limited Warranty Deed to be executed this ___ day of ________________, ________________.


                                      DUKE CONSTRUCTION LIMITED PARTNERSHIP,
                                      an Indiana limited partnership

                                      By:  Duke Business Centers Corporation,
                                           its sole general partner


                                           By:
                                              ---------------------------
                                           Name:
                                                -------------------------
                                           Title:
                                                 ------------------------

STATE OF _______________)
                        ) SS:
COUNTY OF_______________)

        Before me, a Notary Public in and for said County and State, personally appeared ___________________, by me known and by me known to be the _______________ of Duke Business Centers Corporation, an Indiana corporation, the sole general partner of Duke Construction Limited Partnership, an Indiana limited partnership, who acknowledged the execution of the foregoing on behalf of said partnership.

        WITNESS my hand and Notarial Seal this ___ day of ______________.


                                           ------------------------------
                                           Notary Public

                                           ------------------------------
                                           (Printed Signature)

My Commission Expires:  ______________

My County of Residence: ______________

This instrument was prepared by: __________________________.

After recording return to:            ____________________________

                                      ____________________________

                                      ____________________________

Send tax bills to:                    ____________________________

                                      ____________________________

                                      ____________________________

                                    EXHIBIT G

                             NON-FOREIGN CERTIFICATE

To inform _____________________("TRANSFEREE"), that withholding of tax under
Section 1445 of the Internal Revenue Code of 1986, as amended (the "CODE"), will not be required upon the transfer of certain real property to Transferee by DUKE CONSTRUCTION LIMITED PARTNERSHIP, an Indiana limited partnership ("TRANSFEROR"), the undersigned hereby certifies the following on behalf of Transferor:

                1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

                2. Transferor's U.S. employer identification number is _______________; and

                3.      Transferor's address is _______________________________.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.


Dated as of:
            ------------


                                      DUKE CONSTRUCTION LIMITED PARTNERSHIP,
                                      an Indiana limited partnership

                                      By:  Duke Business Centers Corporation,
                                           its sole general partner


                                           By:
                                              ---------------------------
                                           Name:
                                                -------------------------
                                           Title:
                                                 ------------------------

                                    EXHIBIT H

                                NOTICE TO TENANTS

(Date)

Tenants of [Property Name]


Dear Tenants:

        We are pleased to inform you that ____________________________ in ______________, _____________ County, ______________, has been acquired by
_______________________________ ("Buyer"). All future communications and notices should now be directed, as applicable, to:


                          ____________________________
                          ____________________________
                          ____________________________
                          ____________________________

        with a copy to:

        All future rent and other payments should now be directed and paid, as applicable, to:

                          ____________________________
                          ____________________________
                          ____________________________
                          ____________________________

        Lastly, please notify your insurance carrier and have it change the name of the additional insured under any policies of insurance (required in your lease) to _____________ _____________________________________, and their successors and assigns. Once this is done, please deliver an updated certificate of insurance to Buyer.

        Thank you for your cooperation, and feel free to call if you have any questions.

                                      Very truly yours,

                                      --------------------------------------

                                      By:
                                           ------------------------------


                                           By:
                                              ---------------------------
                                             Name:
                                                  -----------------------
                                             Title:
                                                   ----------------------

                                    EXHIBIT I

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("ASSIGNMENT") is entered into as of the ____ day of _____________, 200_, by and DUKE CONSTRUCTION LIMITED PARTNERSHIP , an Indiana limited partnership ("ASSIGNOR"), and ______________________ ("ASSIGNEE").

                                    RECITALS:

        A. Assignor has sold and conveyed to Assignee all that tract or parcel of land more particularly described in that certain deed executed by Assignor in favor of Assignee dated as of the date hereof, together with all improvements thereon and all rights, easements and appurtenances thereto (hereinafter collectively referred to as the "PROPERTY") pursuant to that certain Agreement for Purchase and Sale between Assignor and Assignee dated as of ________________ (the "PURCHASE AGREEMENT"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

        B. In connection with such conveyance of the Property, Assignor and Assignee wish to enter into this Assignment to evidence the terms of the transfer by Assignor to Assignee of all right, title and interest of Assignor
(i) as landlord in and to all leases, subleases and other occupancy agreements (collectively, the "LEASES") in force and effect at the date hereof, whether or not of record, for the use or occupancy of any portion of the Property including the leases referred to in that certain Rent Roll attached as EXHIBIT A hereto;
(ii) all guaranties (collectively, the "GUARANTIES") of the obligations of the tenants under the Leases, if any; (iii) all security deposits (hereinafter collectively referred to as the "SECURITY DEPOSITS") as described in such Rent Roll, the receipt of which is hereby acknowledged by Assignee; (iv) the Commission Agreements and Service Contracts, (v) all site plans, construction and development drawings, plans and specifications (collectively, the "PLANS") for the Property; (vi) all sewer and water permits and licenses, building permits, certificates of occupancy, demolition and excavation permits, curb cut and right-of-way permits, drainage rights, permits, licenses and similar or equivalent private and governmental documents of every kind and character whatsoever pertaining or applicable to or in any way connected with the development, construction, ownership, or operation of the Property (collectively, the "PERMITS"), and (vii) all warranties and guaranties pertaining or applicable to or in any way connected with the development, construction, ownership or operation of the Property (collectively, the "WARRANTIES") and (viii) all of Seller's right, title and interest in and to the name "Stony Creek Marketplace." (the "Intangible Rights").

        NOW, THEREFORE, for and in consideration of the foregoing recitals, which are incorporated herein, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Assignor and Assignee hereby agree as follows:

        1. TRANSFER AND ASSIGNMENT. Assignor hereby sells, transfers, assigns, delivers and conveys to Assignee all right, title and interest of Assignor in, to and under the Leases (as landlord), the Guaranties, the Security Deposits, Commission Agreements, the Intangible Rights, and Service Contracts. To the extent assignable, Assignor hereby sells, transfers, assigns, delivers and conveys to Assignee all right, title and interest of Assignor in, to and under the Plans, Permits and Warranties. To the extent any Plans, Permits and/or Warranties are not assignable, Assignor shall cooperate fully with Assignee, but without cost or expense to Assignor, to enforce such Plans, Permits and/or Warranties for the benefit of Assignee.

        2. ASSUMPTION OF OBLIGATIONS. Assignee hereby assumes and agrees to observe and perform all of the obligations and duties of Assignor under each of the Leases, Commission Agreements, Service Contracts, Plans, Permits and Warranties to be observed, performed or discharged on, or relating to, or accruing with respect to the period after the date of this Assignment, including, without limitation, all covenants and obligations of Assignor with respect to the Security Deposits.

        3. GOVERNING LAW. This instrument shall be governed by and construed in accordance with the internal laws of the state in which the Property is located, without reference to the conflicts of laws or choice of law provisions thereof.

        4. BINDING EFFECT. This instrument shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

        5. COUNTERPARTS. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, Assignor and Assignee have each caused this Assignment to be executed by its duly authorized signatory as of the day and year first above written.

                                      ASSIGNOR:

                                      DUKE CONSTRUCTION LIMITED PARTNERSHIP,
                                      an Indiana limited partnership

                                      By:  Duke Business Centers Corporation,
                                           its sole general partner


                                           By:
                                              ---------------------------
                                           Name:
                                                -------------------------
                                           Title:
                                                 ------------------------


                                      ASSIGNEE:
                                      INLAND REAL ESTATE ACQUISITIONS, INC., AN
                                      ILLINOIS CORPORATION


                                      By:
                                         --------------------------------
                                      Name:
                                           ------------------------------
                                      Title:
                                            -----------------------------


                              EXHIBIT A - RENT ROLL

                                    EXHIBIT J

                            LIST OF SERVICE CONTRACTS

   1. Contract for Goods and Services between Duke Construction Limited Partnership and Engledow Group dated 11/19/02 for Landscape Maintenance Services of Inline Building at 17070-17200 Mercantile Blvd. for the 2003 Season.

   2. Contract for Goods and Services between Duke Construction Limited Partnership and Engledow Group dated 11/19/02 for Landscape Maintenance Services of Outlot Building 5 located at 17143-17177 Mercantile Blvd. for the 2003 Season.

   3. Contract for Goods and Services between Duke Construction Limited Partnership and Engledow Group dated 11/19/02 for Landscape Maintenance Services of Outlot Building 2 located at 17015-17055 Mercantile Blvd. for the 2003 Season.

   4. Contract for Goods and Services between Duke Construction Limited Partnership and Engledow Group dated 11/19/02 for Landscape Maintenance Services of Detention and Common Monument Sign Areas for the 2003 Season.

   5. Contract for Goods and Services between Duke Construction Limited Partnership and Hittle Landscape/Snow Company, Inc. dated 09/15/03 for Snow Removal Services of Outlot Building 2 located at 17015-17055 Mercantile Blvd. for the 2003-2004 Winter Season.

   6. Contract for Goods and Services between Duke Construction Limited Partnership and Hittle Landscape/Snow Company, Inc. dated 09/15/03 for Snow Removal Services of 17070-17160 Mercantile Blvd. for the 2003-2004 Winter Season.

   7. Contract for Goods and Services between Duke Construction Limited Partnership and Hittle Landscape/Snow Company, Inc. dated 09/15/03 for Snow Removal Services of Outlot Building 5 located at 17143-17177 Mercantile Blvd. for the 2003-2004 Season.

   8. Contract for Goods and Services between Duke Construction Limited Partnership and Ameri-Clean dated 07/25/03 for Parking Lot Sweeping, Sidewalk Sweep - Three times per week: Saturday, Tuesday and Thursday, and Empty of Trash Cans four times per week: Saturday, Tuesday, Thursday and Sunday for South Outlot Building located at 17015-17055 Mercantile Blvd. on a month-to-month contract.

   9. Contract for Goods and Services between Duke Construction Limited Partnership and Ameri-Clean dated 07/25/03 for Parking Lot Sweeping, Sidewalk Sweep - Three times per week: Saturday, Tuesday and Thursday, and Empty of Trash Cans four times per week: Saturday, Tuesday, Thursday and Sunday for North Outlot Building located at 17143-17177 Mercantile Blvd. on a month-to-month contract.

   10. Contract for Goods and Services between Duke Construction Limited Partnership and Ameri-Clean dated 07/25/03 for Parking Lot Sweeping, Sidewalk Sweep - Three times per week: Saturday, Tuesday and Thursday, and Empty of Trash Cans four times per week: Saturday, Tuesday, Thursday and Sunday for Anchor Building located at 17070-17200 Mercantile Blvd.

        on a month-to-month contract.

   11. Contract for Goods and Services between Duke Construction Limited Partnership and Koorsen Protection Services dated 05/07/03 for Fire Monitoring, Annual Sprinkler Inspection and Domestic Backflow Testing for Stony Creek Marketplace, 17200 Mercantile Boulevard, Noblesville, IN on an annual basis per Exhibit A of the Contract.

   12. Service Agreement submitted to Duke Realty Corporation from Koorsen Protection Services dated 04/21/03 for Sprinkler (Fire System) Service at 17200 Mercantile Blvd., Noblesville, IN 46060 (includes annual inspection of one wet sprinkler system, and one domestic back flow inspected twice a year and one main backflow inspected once a year).

   13. Contract for Goods and Services between Duke Construction Limited Partnership and Koorsen Protection Services dated 05/07/03 for Fire Monitoring Equipment for Stony Creek Marketplace, 17200 Mercantile Boulevard, Noblesville, IN.

LIST OF COMMISSION AGREEMENTS

   1. D.W. HARDEN COMPANY IN REFERENCE TO 1,615 SF LEASE WITH PAPA JOHN'S USA, INC. DELINEATED IN LOI DATED SEPTEMBER 4, 2003.

   2. EDWARD A. ARCHER IN REFERENCE TO 1,615 SF LEASE WITH DANBAR JEWELERS, INC., DBA GIOVANNI JEWELERS DELINEATED IN LOI DATED AUGUST 11, 2003.

   3. CB RICHARD ELLIS IN REFERENCE TO 22,000 SF LEASE WITH BARNES & NOBLE BOOKSELLERS, INC., A DELAWARE CORPORATION DELINEATED IN LOI DATED MAY 29, 2002.

   4. BENNETT WILLIAMS REALTY, INC. IN REFERENCE TO 9,381 SF LEASE WITH PIER 1 IMPORTS (U.S.), INC. DELINEATED IN LOI DATED JANUARY 2, 2002.

   5. KATZ & ASSOCIATES IN REFERENCE TO 35,000 SF LEASE WITH LINENS `N THINGS OF NOBLESVILLE, IN. DELINEATED IN LOI DATED NOVEMBER 29, 2000.

   6. THE LINDER COMPANY IN REFERENCE TO 4,892 SF LEASE WITH BLOCKBUSTER, INC., A DELAWARE CORPORATION DELINEATED IN LOI DATED JULY 10, 2002.

   7. GERSHMAN BROWN & ASSOCIATES IN REFERENCE TO 4,200 SF LEASE WITH KNEAD BREAD LLC DBA PANERA BREAD DELINEATED IN LOI DATED JANUARY 25, 2002.

   8. PREMIERE PROPERTIES USA, INC. IN REFERENCE TO 1.75 ACRES LEASE WITH LOGAN'S ROADHOUSE, INC. DELINEATED IN LOI DATED MARCH 18, 2002.

   9. THE LINDER COMPANY IN REFERENCE TO 1,600 SF LEASE WITH BAY TREATS, INC. DBA MAGGIE MOO'S DELINEATED IN LOI DATED AUGUST 6, 2002.

   10. THE LINDER COMPANY IN REFERENCE TO 3,060 SF LEASE WITH OSSIP OPTOMETRY & OPHTHALMOLOGY DELINEATED IN LOI DATED MAY 28, 2002.

   11. THE LINDER COMPANY IN REFERENCE TO 2,000 SF LEASE WITH AZTEC PARTNERS, LLC, DBA QDOBA

        DELINEATED IN LOI DATED AUGUST 15, 2002.

                                    EXHIBIT K

                              OFFICER'S CERTIFICATE

        The undersigned, _________________, hereby certifies that:

(1)     he is the __________________________________of Duke Realty Corporation,
        an Indiana corporation (the "Corporation"), the general partner of __________________________, an ____________________ (the "Partnership"),
        and as such, he has access to the books and records of both the Corporation and the Partnership and is making this certification for and on behalf of the Corporation;

(2) he is also a member of the Investment Committee of the Corporation, which has the authority to determine whether the Corporation, as general partner of the Partnership, should sell any building owned by the Partnership and to authorize individuals at the Corporation to enter into agreements to effectuate such disposition;

(3) at a meeting of the Investment Committee held on November 10, 2003 at which a quorum of the members were present, it was unanimously resolved that the Partnership is authorized to sell the real estate and improvements thereto located at __________________________, and more particularly described on EXHIBIT A attached hereto, for a sales price of ___________________ and No/100 Dollars ($_______________________) and
        upon such other terms and conditions as may be deemed appropriate or necessary by Thomas L. Hefner, Dennis D. Oklak, Darell E. Zink, Jr., Howard L. Feinsand [ADD REGIONAL EXECUTIVE VICE PRESIDENT];

(4) Thomas L. Hefner, Dennis D. Oklak, Darell E. Zink, Jr., Howard L. Feinsand, [ADD REGIONAL EXECUTIVE VICE PRESIDENT], Robert M. Chapman, and John R. Gaskin, as officers of the Corporation, or any of them, are authorized from time to time to execute such documents as may be deemed appropriate or necessary in their determination to consummate said sale.


        Executed the ___ day of _____________________, 200_.


                                      -----------------------------------

                                    EXHIBIT L
                                NOTICE TO VENDORS

(Date)

Vendors of [Property Name]


Dear Vendors:

        We are pleased to inform you that ____________________________ in ______________, _____________ County, ______________, has been acquired by
_______________________________. All future communications and notices should now be directed, as applicable, to:

                          ____________________________
                          ____________________________
                          ____________________________
                          ____________________________


         Thank you for your cooperation, and feel free to call if you have any questions.

                                      Very truly yours,

                                      --------------------------------------

                                      By:
                                           ------------------------------

                                           By:
                                              ---------------------------
                                             Name:
                                                  -----------------------
                                             Title:
                                                   ----------------------

                                    EXHIBIT M

                       FORM OF TENANT ESTOPPEL CERTIFICATE

     To:

     Inland Real Estate Acquisitions, Inc., and
     Inland Southeast _______, L.L.C. (insert Inland nominee entity), and its lenders, successors and assigns ("Purchaser")
     2901 Butterfield Road
     Oak Brook, Illinois 60523
     Attention: Robert Brinkman

Re: Lease Agreement _____________ dated and amended _____________("Lease"), between _________________ as "Landlord", and ________, as "Tenant",
     guaranteed by _______________________ ("Guarantor") for leased premises known as ______________________ (the "Premises") of the property commonly known as _____________ (the "Property").

1. Tenant hereby certifies that the following represents with respect to the Lease are accurate and complete as of the date hereof.

     a.   Dates of all amendments, letter
          agreements, modifications and waivers
          related to the Lease

     b.   Commencement Date

     c.   Expiration Date

     d.   Current Annual Base Rent
                                           ADJUSTMENT DATE  RENTAL AMOUNT

     e.   Fixed or CPI Rent Increases  ______________     _____________

     f.   Square Footage of Premises

     g.   Security Deposit Paid to Landlord

     h.   Renewal Options ____________ Additional Terms for
                                           ________ years at $________ per year

     i.   Termination Options  Termination Date ______________
                                                  Fees Payable _________________

2.   Tenant further certifies to Purchaser that:

     a. the Lease is presently in full force and effect and represents the entire agreement between Tenant and

          Landlord with respect to the Premises;
     b. the Lease has not been assigned and the Premises have not been sublet by Tenant;
     c. Tenant has accepted and is occupying the Premises, all construction required by the Lease has been completed and any payments, credits or abatements required to be given by Landlord to Tenant have been given;
     d. Tenant is open for business or is operating its business at the Premises;
     e. no installment of rent or other charges under the Lease other than current monthly rent has been paid more than 30 days in advance and Tenant is not in arrears on any rental payment or other charges;
     f. Landlord has no obligation to segregate the security deposit or to pay interest thereon;
     g. Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Landlord;
     h. Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease;
     i. Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date (except as stated in paragraph 1(i));
     j. Tenant has not been granted any options or rights of first refusal to purchase the Premises or the Property;
     k. Tenant has not received notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises or the Property;
     l. Tenant has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of the Premises or the Lease or of the rents provided for therein;
     m. Tenant has not filed, and is not currently the subject of any filing, voluntary or involuntary, for bankruptcy or reorganization under any applicable bankruptcy or creditors rights laws;
     n. the Lease does not give the Tenant any operating exclusives for the Property; and
     o.   Rent has been paid through ______ __, 2003.

3. This certification is made with the knowledge that Purchaser is about to acquire title to the Property and obtain financing which shall be secured by a deed of trust (or mortgage), security agreement and assignment of rents, leases and contracts upon the property. Tenant acknowledges that Purchaser's interest in the Lease (as landlord) will be assigned to a lender as security for the loan. All rent payments under the Lease shall continue to be paid to landlord in accordance with the terms of the Lease until Tenant is notified otherwise in writing by Buyer's lender or its successors and assigns. In the event that a lender succeeds to landlord's interest under the Lease, Tenant agrees to attorn to the lender at lender's request, so long as the lender agrees that unless Tenant is in default under the Lease, the Lease will remain in full force and effect. Tenant further acknowledges and agrees that Purchaser (including its lender), their respective successors and assigns shall have the right to rely on the information contained in this Certificate. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

                                           [TENANT]
                                           By:
                                           Its:
                                               --------------------------
                                           Date:                         , 2003
                                                -------------------------

                                    EXHIBIT N

                                    RESERVED

                                    EXHIBIT O

                             REA ESTOPPEL STATEMENT

                             Intentionally Omitted.

     3.

                                    EXHIBIT P

                          FORM OF SURVEY CERTIFICATION


                            SURVEYOR'S CERTIFICATION

     I/We hereby certify to INLAND _______________________________(Inland nominee), _________________ (Lender) and ___________________________________
(Name of Title Insurance Company) that (a) this survey was prepared by me or under my supervision, (b) the legal description of the property as set forth herein, and the location of all improvements, encroachments, fences, easements, roadways, rights of way and setback lines which are either visible or of record in _______________ County, __________________ (according to Commitment for Title Insurance Number __________, dated ___________, 2001(2), issued
________________________________), are accurately reflected hereon, (c) this survey accurately depicts the state of facts as they appear on the ground, (d) except as shown hereon, there are no improvements, encroachments, fences or roadways on any portion of the property reflected hereon, (e) the property shown hereon has access to a publicly dedicated roadway, (f) the property described hereon {does} {does not} lie in a 100 year flood plain identified by the Secretary of Housing and Urban Development or any other governmental authority under the National Flood Insurance Act of 1968 (24 CFRSection 1909.1), as amended (such determination having been made from a personal review of flood map number _______, which is the latest available flood map for the property), (g) the title lines and lines of actual possession are the same, (h) all utility services required for the operation of the property either enter the property through adjoining public streets, or this survey shows the point of entry and location of any utilities which pass through or are located on adjoining private land, (i) this survey shows the location and direction of all storm drainage systems for the collection and disposal of all surface drainage, (j) the property surveyed contains _______ acres and ___________ parking spaces, (k) any discharge into streams, rivers, or other conveyance systems is shown on the survey. This survey has been made in accordance with "MINIMUM STANDARD DETAIL REQUIREMENTS FOR ALTA/ACSM LAND TITLE SURVEYS" jointly established and adopted by American Land Title Association ("ALTA") and American Congress on Surveying and Mapping ("ACSM") in 1999 and meets the accuracy requirements of an Urban Survey, as defined therein and includes items 1, 3, 4, 6, 7(a, b, and c), 8-11 and 13 of Table A thereof.

Dated:             , 2003   (NAME OF SURVEYOR AND QUALIFICATION)
      -------------


                               ----------------------------------
                               Registration No. _________________

Note: Buyer also requires a finished floor elevation certificate for all
      finished structures     located in a flood zone